Exhibit 1.1

MedEquities Realty Trust, Inc.

Shares of Common Stock

UNDERWRITING AGREEMENT

, 2016

FBR CAPITAL MARKETS & CO.

J.P. MORGAN SECURITIES LLC

CITIGROUP GLOBAL MARKETS INC.

KEYBANC CAPITAL MARKETS INC.

as Representatives of the several Underwriters

c/o FBR Capital Markets & Co.

1001 19th Street North

Arlington, Virginia 22209

Ladies and Gentlemen:

MedEquities Realty Trust, Inc., a Maryland corporation (the “Company”), MedEquities Realty Operating Partnership, LP, a Delaware limited partnership (the “Operating Partnership”) and certain stockholders of the Company listed on Schedule I hereto (the “Selling Stockholders”), each confirms its agreement with each of the Underwriters listed on Schedule II hereto (collectively, the “Underwriters”), for whom FBR Capital Markets & Co., J.P. Morgan Securities LLC, Citigroup Global Markets Inc. and KeyBanc Capital Markets Inc. are acting as representatives (in such capacity, together, the “Representatives”), with respect to (i) the sale by the Company and the Selling Stockholders of [                 ] shares (the “Initial Shares”) of Common Stock, par value 0.01 per share, of the Company (the “Common Stock”) in the respective numbers of shares set forth opposite the names of the Company and each Selling Stockholder in Schedule I hereto, and the purchase by the Underwriters, acting severally and not jointly, of the respective number of shares of Common Stock set forth opposite the names of the Underwriters in Schedule II hereto, and (ii) the grant of the option described in Section 1(b) hereof to purchase all or any part of [                 ] additional shares of Common Stock to cover over-allotments (the “Option Shares”), if any, from the Company, to the Underwriters, acting severally and not jointly, in the respective numbers of shares of Common Stock set forth opposite the names of each of the Underwriters listed in Schedule II hereto. The Initial Shares to be purchased by the Underwriters and all or any part of the Option Shares subject to the option described in Section 1(b) hereof are hereinafter called, collectively, the “Shares.”

The Company understands that the Underwriters propose to make a public offering of the Shares as soon as the Underwriters deem advisable after this Underwriting Agreement (the “Agreement”) has been executed and delivered.

The Company has filed with the Securities and Exchange Commission (the “Commission”), a registration statement on Form S-11 (No. 333-206490) including a related preliminary prospectus, for the registration of the Shares under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations thereunder (the “Securities Act Regulations”). The Company has prepared and filed such amendments to the registration statement and such amendments or supplements to the related preliminary prospectus as may have been required to the date hereof, and will file such additional amendments or supplements as may hereafter be required. The registration statement has been declared effective under the Securities Act by the Commission. The registration statement, as amended at the time it was declared effective by the Commission (and, if the Company files a post-effective amendment to such registration statement which becomes effective prior to the Closing Time (as defined below), such registration statement as so amended) and including all information deemed to be a part of the registration statement pursuant to Rule 430A of the Securities Act Regulations or otherwise, is hereinafter called the “Registration Statement.” Any registration statement filed pursuant to Rule 462(b) of the Securities Act Regulations is hereinafter called the “Rule 462(b) Registration Statement,” and after such filing the term “Registration Statement” shall include the 462(b) Registration Statement. Each prospectus included in the Registration Statement before it was declared effective by the Commission under the Securities Act, and any preliminary form of prospectus filed with the Commission by the Company with the consent of the Underwriters pursuant to Rule 424(a) of the Securities Act Regulations is hereinafter called the “Preliminary Prospectus.” The term “Prospectus” means the final prospectus, as first filed with the Commission pursuant to paragraph (1) or (4) of Rule 424(b) of the Securities Act Regulations, and any amendments thereof or supplements thereto including all information incorporated by reference therein.

The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus.

The term “Disclosure Package” means (i) the Preliminary Prospectus, as most recently amended or supplemented immediately prior to the Initial Sale Time (as defined herein), (ii) the Issuer Free Writing Prospectuses (as defined below), if any, identified in Schedule III hereto, and (iii) any other Free Writing Prospectuses (as defined below) that the parties hereto shall hereafter expressly agree to treat as part of the Disclosure Package.

The term “Issuer Free Writing Prospectus” means any issuer free writing prospectus, as defined in Rule 433 of the Securities Act Regulations. The term “Free Writing Prospectus” means any free writing prospectus, as defined in Rule 405 of the Securities Act Regulations.

Each Selling Stockholder has executed and delivered a Custody Agreement and a Power of Attorney in the forms attached hereto as Exhibit A-1 and A-2, respectively (collectively, the “Custody Agreement and Power of Attorney”), pursuant to which each Selling Stockholder that is a party thereto has placed the Initial Shares to be sold by it pursuant to this Agreement in custody and appointed the persons designated therein as attorneys in fact (the “Attorneys”) with the authority to execute and deliver this Agreement on behalf of such Selling Stockholder and to take certain other actions with respect thereto and hereto.

The Company, each of the Selling Stockholders and the Underwriters agree as follows:

1.	Sale and Purchase:

(a)	Initial Shares. Upon the basis of the warranties and representations and other terms and conditions herein set forth, at the purchase price per share of Common Stock of $[ ], the Company agrees to sell to the Underwriters the number of Initial Shares set forth in Schedule II opposite its name and each Selling Stockholder agrees to sell to the Underwriters the number of Initial Shares set forth in Schedule I opposite such Selling Stockholder’s name, and each Underwriter agrees, severally and not jointly, to purchase from the Company and the Selling Stockholders the number of Initial Shares set forth in Schedule II opposite such Underwriter’s name, plus any additional number of Initial Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, subject in each case, to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional shares.

(b)

Option Shares. In addition, upon the basis of the warranties and representations and other terms and conditions herein set forth, at the purchase price per share of Common Stock set forth in paragraph (a) above, less an amount per share equal to any dividend or distribution declared by the Company and payable on the Initial Shares but not payable on the Option Shares, the Company hereby grants an option to the Underwriters, acting severally and not jointly, to purchase from the Company, plus any additional number of Option Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time within such 30-day period only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Shares upon notice by the Representatives to the Company and the Attorneys setting forth the number of Option Shares as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Shares. Any such time and date of delivery (an “Option Closing Time”) shall be determined by the Representatives, but shall not be later than three full business days (and shall not, without the consent of the Company, be earlier than two full business days) after the exercise of such option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the Option Shares, the Company will sell that number of Option Shares then being purchased and each of the Underwriters, acting severally and not jointly, will purchase the number of Option Shares that bear the same proportion to the total number of Option Shares then being purchased as the number of Initial Shares set forth in Schedule I opposite the name of the Company bears to the total number of Initial Shares, and each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Shares then being purchased which the number of Initial Shares set forth in Schedule II opposite the name of such Underwriter bears to the total number of Initial Shares, subject in each case to such adjustments among the Underwriters as in their sole discretion shall make to eliminate any sales or purchases of fractional shares.

2.	Payment and Delivery

(a)	Initial Shares. The Initial Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names and amounts as the Representatives may request upon at least forty-eight hours’ prior notice to the Company and the Selling Stockholders shall be delivered by or on behalf of the Company and the Selling Stockholders to the Representatives, including, at the option of the Representatives, through the facilities of The Depository Trust Company (“DTC”) for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified to the Representatives by the Company and each of the Selling Stockholders, upon at least forty-eight hours’ prior notice. The Company will cause the certificates representing the Initial Shares to be made available for checking and packaging not later than 1:00 p.m. New York City time on the business day prior to the Closing Time (as defined below) with respect thereto at the office of FBR Capital Markets & Co., 1001 19th Street North, Arlington, Virginia 22209, or at the office of DTC or its designated custodian, as the case may be (the “Designated Office”). The time and date of such delivery and payment shall be 9:30 a.m., New York City time, on the third (fourth, if the determination of the purchase price of the Initial Shares occurs after 4:30 p.m., New York City time) business day after the date hereof (unless another time and date shall be agreed to by the Representatives and the Company). The time and date at which such delivery and payment are actually made is hereinafter called the “Closing Time.”

(b)	Option Shares. Any Option Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours’ prior notice to the Company shall be delivered by or on behalf of the Company to one or more of the Representatives, including, at the option of the Representatives, through the facilities of DTC for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified to the Representatives by the Company, upon at least forty-eight hours’ prior notice. The Company will cause the certificates, if any, representing the Option Shares to be made available for checking and packaging at least twenty-four hours prior to the Option Closing Time with respect thereto at the Designated Office. The time and date of such delivery and payment shall be 9:30 a.m., New York City time, on the date specified by the Representatives in the notice given by the Representatives to the Company of the Underwriters’ election to purchase such Option Shares or on such other time and date as the Company and the Representatives may agree upon in writing.

(c)	Directed Shares. It is understood that approximately [ ] Initial Shares (the “Directed Shares”) will initially be reserved by the several Underwriters for offer and sale upon the terms and conditions to be set forth in the Prospectus and in accordance with the rules and regulations of FINRA to directors, officers and employees of the Company and its Subsidiaries and persons having business relationships with the Company and its Subsidiaries who have heretofore delivered to J.P. Morgan Securities LLC offers or indications of interest to purchase Initial Shares in form satisfactory to J.P. Morgan Securities LLC (“Directed Share Participants”) and that any allocation of such Initial Shares among such persons will be made in accordance with timely directions received by J.P. Morgan Securities LLC from the Company (such program, the “Directed Share Program”); provided that under no circumstances will J.P. Morgan Securities LLC or any Underwriter be liable to the Company or to any such person for any action taken or omitted in good faith in connection with such Directed Share Program. It is further understood that any Directed Shares not affirmatively reconfirmed for purchase by any participant in the Directed Share Program by 8:00 a.m., New York City time, on the business day following the date of this Agreement will be offered by the Underwriters to the public upon the terms and conditions set forth in the Disclosure Package and Prospectus.

3.	Representations and Warranties of the Company and the Operating Partnership:

Each of the Company and the Operating Partnership hereby, jointly and severally, represents and warrants to the Underwriters as of the date of this Agreement, the Initial Sale Time (as defined below), as of the Closing Time and as of any Option Closing Time, and agrees with each Underwriter, that:

(a)

the Company is a corporation duly organized and validly existing and in good standing under the laws of the State of Maryland, with requisite corporate power and authority to own, lease or operate its properties and to conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus and to execute and deliver this Agreement and to consummate the transactions contemplated hereby (including the issuance, sale and delivery of the Shares by the Company as contemplated herein); each of the subsidiaries of the Company (all of which are listed in Exhibit 21 to the Registration Statement) (each a “Subsidiary” and, collectively, the “Subsidiaries”), including the Operating Partnership, has been duly organized and is validly existing as a corporation, limited liability company, limited partnership or similar entity in good standing under the laws of the jurisdiction of its organization with requisite power and authority to (1) own, lease or operate each of its properties and to conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus and (2) in the case of the Operating Partnership, to execute and deliver this Agreement and consummate the transactions contemplated hereby; the Subsidiaries are the only subsidiaries, direct or indirect, of the Company; no Subsidiary is currently prohibited or restricted, directly or indirectly, from paying any dividends or distributions to the Company or from making any other distribution with respect to such Subsidiary’s capital stock, membership interests, partnership interests, or ownership interests, as applicable, from repaying to the Company or any other Subsidiary any amounts which may from time to time become due under any loans or advances to such Subsidiary from the Company or such other Subsidiary or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary; the ownership interests of each of the Subsidiaries have been duly authorized and validly issued and are owned by the Company or another Subsidiary free and clear of all liens, encumbrances and equities and claims; and except as disclosed in or contemplated by each of the Registration Statement, the Disclosure Package and the Prospectus, there are no outstanding options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock, membership interests, partnership interests or ownership interests, as applicable, in the Subsidiaries. The Company is the sole member of the sole general partner of the Operating Partnership.

(b)	commencing with its short taxable year ended December 31, 2014, the Company has been organized and operated in conformity with the requirements for qualification and taxation as a “real estate investment trust” (a “REIT”) under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”) and the Company’s proposed method of operations, as described in each of the Registration Statement, the Disclosure Package and the Prospectus, will enable it to continue to satisfy the requirements for qualification and taxation as a REIT under the Code for the Company’s taxable year ending December 31, 2016 and thereafter. To the knowledge of either of the Company and the Operating Partnership, there is no event that would cause, or is likely to cause, the Company to fail to qualify as a REIT under the Code.

(c)

the Company had, as of the date indicated in the Prospectus and the Disclosure Package, and will have, as of the Closing Time, and any Option Closing Time, the duly authorized capitalization set forth in both the Prospectus and the Disclosure Package under the caption “Capitalization” after giving effect to the adjustments set forth thereunder (but at any Option Closing Time not taking into account the issuance of any Option Shares by the Company at each Option Closing Time); all of the issued and outstanding shares of capital stock of the Company and all of the membership interests, partnership interests, or ownership interests, as applicable, of each Subsidiary have been duly and validly authorized and issued and are fully paid and non-assessable, as applicable, and have not been issued in violation of or subject to any preemptive right or other similar right of stockholders arising by operation of law, under the charter, bylaws or organizational documents, as amended, of the Company or such Subsidiary, under any agreement to which the Company or such Subsidiary is a party or otherwise; except as discussed in the Prospectus and the Disclosure Package, all of the outstanding Shares of capital stock, membership interests, partnership interests, or ownership interests, as applicable, of the Subsidiaries are directly or indirectly owned of record and beneficially by the Company; except as disclosed in both the Prospectus and the Disclosure Package, there are no outstanding (i) securities or obligations of the Company or any of the Subsidiaries convertible into or exchangeable for any capital stock, membership interests, partnership interests, or ownership interests, as applicable, of the Company or any such Subsidiary, (ii) warrants, rights or options to subscribe for or purchase from the Company or any such Subsidiary any such capital stock, membership interests, partnership interests, or ownership interests, as applicable or any such convertible or exchangeable securities or obligations, or (iii) obligations of the Company or any such Subsidiary to issue any shares of capital stock, membership interests, partnership interests, ownership interests, any such convertible or exchangeable securities or obligation, or any such warrants, rights or options;

(d)	the Shares to be issued by the Company as contemplated herein have been duly authorized for issuance, sale and delivery pursuant to this Agreement and, when issued and delivered by the Company against payment therefor in accordance with the terms of this Agreement, will be duly and validly issued and fully paid and nonassessable, free and clear of any pledge, lien, encumbrance, security interest or other claim, and the issuance, sale and delivery of the Shares by the Company as contemplated herein are not subject to any preemptive right, co-sale right, registration right, right of first refusal or other similar right of stockholders arising by operation of law, under the articles of incorporation (or similar charter document) or bylaws of the Company, under any agreement to which the Company is a party or otherwise, except as disclosed in the Prospectus and the Disclosure Package;

(e)	the Shares have been approved for listing on the New York Stock Exchange (the “NYSE”), subject to official notice of issuance; the Company has taken all necessary actions to ensure that, upon and at all times after the NYSE shall have approved the Shares for listing, it will be in compliance with all applicable corporate governance requirements set forth in the NYSE’s listing standards that are then in effect;

(f)	each of the Company and the Subsidiaries conducts its respective business as described in the Registration Statement, the Disclosure Package and the Prospectus; the Company and each of the Subsidiaries is duly qualified or licensed by, and is in good standing in, each jurisdiction in which it conducts its business, or in which it owns or leases property or maintains an office and in which such qualification or licensing is necessary and in which the failure, individually or in the aggregate, to be so qualified or licensed could reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), results of operations or prospects of the Company and the Subsidiaries taken as a whole (a “Material Adverse Effect”); other than as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, the Company and the Operating Partnership do not own, directly or indirectly, any capital stock or other equity securities of any other corporation or any ownership interest in any partnership, joint venture or other association;

(g)	the Company or its Subsidiaries, as applicable, has legal, valid and defensible title to, or a valid leasehold interest in, all assets and properties reflected as owned or leased by it, in the Registration Statement, the Disclosure Package and the Prospectus (whether through fee ownership, mineral estates or similar rights of ownership), in each case free and clear of all liens, security interests, pledges, charges, encumbrances, encroachments, restrictions, mortgages and defects, except such as are disclosed in the each of the Registration Statement, the Disclosure Package and the Prospectus or as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; any real property, buildings, improvements, equipment or personal property held under lease by the Company or any Subsidiary is held under a lease that is valid, existing and enforceable by the Company or such Subsidiary, with such exceptions as are disclosed in the Registration Statement, the Disclosure Package and the Prospectus or as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, and neither the Company nor any Subsidiary has received any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Company or any Subsidiary under any such lease, except as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; except as are disclosed in each of the Registration Statement, the Disclosure Package and the Prospectus or as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, there is no pending or threatened special assessment, tax reduction proceeding or other action that could increase the real property taxes or assessments of any real property held by the Company or any Subsidiary;

(h)

the Company or any Subsidiary holds the lessor’s interest under the leases entered into with any tenant occupying a real property leased to it by the Company or any Subsidiary (collectively, the “Leases”); other than the Leases, none of the Company or its Subsidiaries has entered into any agreements that would materially affect the value of such properties as a whole or would materially interfere with the use made and proposed to be made of such properties as a whole by the Company or any Subsidiary; neither the Company, any Subsidiary nor, to the Company’s or the Operating Partnership’s knowledge, any other party to any Lease is in breach of or default under any such Lease, except such as are disclosed in each of the Registration Statement, the Disclosure Package and the Prospectus or as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; to the Company’s or the Operating Partnership’s knowledge, no event has occurred or been threatened, which with or without the passage of time or the giving of notice, or both, would, individually or together with all such other events, constitute a default under any Lease, or would permit termination, modification or acceleration under such Lease, except such as are disclosed in each of the Registration Statement, the Disclosure Package and the Prospectus or as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; each of the Leases is valid and binding and in full force and effect, and enforceable in accordance with its terms except as may be limited by applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors’ rights and general principles of equity; neither the Company nor any Subsidiary has waived in writing any material provision under any Lease except as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, no tenant under any Lease (as defined below) has an option, right of first offer or right of first refusal to purchase the premises demised under such Lease, except as such options, rights of first offer or rights of first refusal which, if exercised, would not reasonably be expected to have a Material Adverse Effect;

(i)	the Company or any applicable Subsidiary has obtained an owner’s or leasehold title insurance policy from a title insurance company licensed to issue such policy, on any real property owned in fee or leased, that insures its fee or leasehold interest, as the case may be, in such real property, which policies include only commercially reasonable exceptions, and with coverages in amounts at least equal to amounts that are generally deemed in the Company’s industry to be commercially reasonable in the markets where its properties are located, or a lender’s title insurance policy insuring the lien of its mortgage securing the real property with coverage equal to the maximum aggregate principal amount of any indebtedness secured by the real property;

(j)	each of the real properties owned or leased by the Company or any Subsidiary complies with all applicable zoning laws, ordinances, regulations and deed restrictions or other covenants except such failures (if any) as are disclosed in each of the Registration Statement, the Disclosure Package and the Prospectus or as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; there is no pending or, to the knowledge of the Company and the Operating Partnership, threatened condemnation, zoning change or other similar proceeding or action that will in any material respect affect the size or use of, improvements on, or construction on or access to each of the real properties owned or leased by the Company or any Subsidiary, except such as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

(k)

the statements in the Registration Statement, the Disclosure Package and the Prospectus under the headings “Prospectus Summary—Our Structure,” “Prospectus Summary—Our Tax Status,” “Prospectus Summary—Implications of Being an Emerging Growth Company,” “Prospectus Summary—Registration Rights and Lock-Up Agreements,” “Risk Factors—Risks Related to the Healthcare Industry,” “Risk Factors—Risks Related to Our Organizational Structure,” “Risk Factors—Federal Income Tax Risks,” “Our Business—Property under Contract,” “Our Business—Description of Properties and Investments in Our Portfolio,” “Our Business—Regulation,” “Management—Employment Agreements,” “Certain Relationships and Related Transactions,” “Investment Policies and Policies with Respect to Certain Activities—Conflict of Interest Policies,” “Description of Capital Stock,” “Material Provisions of Maryland Law and of Our Charter and Bylaws,” “Our Operating Partnership and the Partnership Agreement” and “Material U.S. Federal Income Tax Considerations,” insofar as such statements summarize legal matters, agreements, documents, proceedings or affiliate transactions discussed therein, are accurate and fair summaries of such legal matters, agreements, documents, proceedings or affiliate transactions in all material respects; and there are no contracts or documents which are required to be described in the Registration Statement, the Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described and filed as required; all agreements between the Company or any of the Subsidiaries and third parties expressly referenced in both the Prospectus and the Disclosure Package are legal, valid and binding obligations of the Company or one or more of the Subsidiaries, enforceable in accordance with their respective terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles;

(l)	the Company and each Subsidiary owns or possesses such licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights, software and design licenses, trade secrets, manufacturing processes, other intangible property rights and know-how (collectively “Intangibles”), as are necessary to entitle the Company and each Subsidiary to conduct the Company’s and each Subsidiary’s business described in the Registration Statement, the Disclosure Package and the Prospectus, and neither the Company nor any Subsidiary has received written notice of any infringement of or conflict with (and the Company and each Subsidiary does not know of any such infringement of or conflict with) asserted rights of others with respect to any Intangibles which could reasonably be expected to have a Material Adverse Effect;

(m)	the Company and the Subsidiaries own or have a valid right to access and use all computer systems, networks, hardware, software, databases, websites and equipment used to process, store, maintain and operate data, information and functions used in connection with the business of the Company and the Subsidiaries (the “Company IT Systems”). The Company IT Systems are adequate for, and operate and perform in all material respects as required in connection with, the operation of the business of the Company and the Subsidiaries, except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

(n)	neither the Company nor any Subsidiary has violated, or received notice of any violation with respect to, any law, rule, regulation, order decree or judgment applicable to it and its business, including those relating to transactions with affiliates, environmental, safety or similar laws, federal or state laws relating to discrimination in the hiring, promotion or pay of employees, federal or state wages and hours law, the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations promulgated thereunder (“ERISA”), except for those violations that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

(o)	except as otherwise disclosed in the Registration Statement, the Disclosure Package and the Prospectus, there are no outstanding loans or advances or guarantees of indebtedness by the Company or any Subsidiary to or for the benefit of any of the executive officers or directors of the Company or any Subsidiary or any of the members of the families of any of them;

(p)	except for compensation payable to the Underwriters pursuant hereto, neither the Company nor any Subsidiary has incurred any liability for any finder’s fees or similar payments in connection with the offering of the Shares contemplated hereby;

(q)	the Company is not in breach of, or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under) (i) the charter, bylaws or other organizational documents (collectively, the “Charter Documents”) of the Company or (ii) any obligation, agreement, covenant or condition contained in any contract, license, indenture, mortgage, deed of trust, bank loan or credit agreement or other agreement or instrument to which the Company is a party or by which it or any of its properties or assets may be bound or affected, or (iii) any federal, state, local or foreign law, regulation or rule or any decree, judgment, permit or order applicable to the Company, except, in the case of clauses (ii) and (iii) above, for such breaches or defaults which would not, individually or in the aggregate, have a Material Adverse Effect;

(r)	none of the Subsidiaries is in breach of, or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under) (i) the charter, bylaws or other similar organizational documents (collectively, the “Subsidiary Charter Documents”) of such Subsidiary, (ii) any obligation, agreement, covenant or condition contained in any contract, license, indenture, mortgage, deed of trust, bank loan or credit agreement or other agreement or instrument to which such Subsidiary is a party or by which any of them or their respective properties or assets may be bound or affected or (iii) any federal, state, local or foreign law, regulation or rule or any decree, judgment, permit or order applicable to the Company or any Subsidiary, except, in the case of clauses (ii) and (iii) above, for such breaches or defaults which would not, individually or in the aggregate, have a Material Adverse Effect;

(s)

the execution, delivery and performance by each of the Company and the Operating Partnership of this Agreement, the issuance, sale and delivery of the Shares by the Company as contemplated herein, the use of the net proceeds from the sale of the Shares by the Company as described in the Registration Statement, the Disclosure Package and the Prospectus and the consummation by the Company and the Operating Partnership of the transactions contemplated hereby, and the compliance by the Company and the Subsidiaries with the terms and provisions hereunder will not conflict with, or result in any breach of or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of, or default under), (i) any provision of the Charter Documents or any Subsidiary Charter Documents, as applicable, (ii) any provision of any contract, license, indenture, mortgage, deed of trust, bank loan or credit agreement or other agreement or instrument to which the Company or any Subsidiary is a party or by which it or its respective properties may be bound or affected, or (iii) any federal, state, local or foreign law, regulation or rule or any decree, judgment, permit or order applicable to the Company or any Subsidiary, except in the case of clauses (ii) or (iii) for such conflicts, breaches or defaults that have been validly waived or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or a Material Adverse Effect on consummation of the transaction contemplated hereby, or result in the creation or imposition of any material lien, charge, claim or encumbrance upon any property or other material assets of the Company or any Subsidiary;

(t)	this Agreement has been duly authorized, executed and delivered by the Company and the Operating Partnership;

(u)	the Shares and the common units of limited partnership interest in the Operating Partnership (“OP Units”) conform in all material respects to the descriptions thereof contained in each of the Registration Statement, the Disclosure Package and the Prospectus;

(v)	no approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency or approval of the stockholders of the Company or the limited partners of the Operating Partnership is required in connection with the execution, delivery and performance by the Company and the Operating Partnership of this Agreement, or the consummation by the Company and the Subsidiaries, as applicable, of the transactions contemplated hereby, or the issuance, sale and delivery of the Shares by the Company as contemplated hereby, other than (i) such as have been obtained or made, or will have been obtained or made at the Closing Time or the relevant Option Closing Time, as the case may be, or as may be required under the Securities Act and the Securities Exchange Act of 1934 (the “Exchange Act”), the NYSE, or the rules and regulations of the Financial Industry Regulatory Authority (“FINRA”) and (ii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters;

(w)	the Company and each of the Subsidiaries have all necessary licenses, permits, certificates, authorizations, consents and approvals and have made all necessary filings required under any federal, state, local or foreign law, regulation or rule in order to conduct their respective businesses as described in each the Registration Statement, the Disclosure Package and the Prospectus, except to the extent that any failure to have any such licenses, permits, certificates, authorizations, consents or approvals, to make any such filings or to obtain any such licenses, permits, certificates, authorizations, consents or approvals would not, individually or in the aggregate, have a Material Adverse Effect; neither the Company nor any Subsidiary is in violation of, or in default under, any such license, permit, certificate, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any such Subsidiary, the effect of which could reasonably be expected to have a Material Adverse Effect;

(x)	each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company or the Operating Partnership, are contemplated or threatened by the Commission; and the Company has complied to the Commission’s satisfaction with any request on the part of the Commission for additional information;

(y)	the Preliminary Prospectus when filed and the Registration Statement as of its effective date and as of the date hereof complied or will comply, and the Prospectus and any further amendments or supplements to the Registration Statement, the Preliminary Prospectus or the Prospectus will, when they become effective or are filed with the Commission, as the case may be, comply, in all material respects with the requirements of the Securities Act and the Securities Act Regulations;

(z)	the Registration Statement, as of its effective date and as of the date hereof, did not and does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and the Preliminary Prospectus does not, and the Prospectus, any amendment or supplement thereto will not, as of the applicable filing date, the date hereof, at the Closing Time and on each Option Closing Time, if any, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however that the Company and the Operating Partnership make no warranty or representation with respect to any statement contained in or omitted from the Registration Statement, the Preliminary Prospectus, or the Prospectus in reliance upon and in conformity with (i) the information concerning the Underwriters and furnished in writing by or on behalf of the Underwriters through the Representatives to the Company expressly for use therein (that information being limited to that described in the last sentence of the first paragraph of Section 11(c) hereof);

(aa)

as of [[                 ] a.m./p.m.] E.S.T. on [                 ], 2016 (the “Initial Sale Time”), the Disclosure Package did not, and at the time of each sale of Shares and at the Closing Time and on each Option Closing Time, if any, the Disclosure Package will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; as of its issue date or date of first use and at all subsequent times through the Initial Sale Time, each Issuer Free Writing Prospectus, when considered together with the Disclosure Package, did not, and at the time of each sale of Shares, at the Closing Time and on each Option Closing Time, if any, each such Issuer Free Writing Prospectus, when considered together with the Disclosure Package, will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company and the Operating Partnership make no warranty or representation with respect to any statement contained in or omitted from the Disclosure Package in reliance upon and in conformity with (i) the information concerning the Underwriters and furnished in writing by or on behalf of the Underwriters through the Representatives to the Company expressly for use therein (that information being limited to that described in the last sentence of the first paragraph of Section 11(c) hereof);

(bb)	each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement;

(cc)	the Company is eligible to use Free Writing Prospectuses in connection with this offering pursuant to Rules 164 and 433 under the Securities Act; any Free Writing Prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act Regulations has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the Securities Act Regulations; and each Free Writing Prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act Regulations or that was prepared by or on behalf of or used by the Company complies or will comply in all material respects with the requirements of the Securities Act and the Securities Act Regulations;

(dd)	except for the Issuer Free Writing Prospectuses identified in Schedule III hereto, and any electronic road show relating to the public offering of the Shares, the Company and the Operating Partnership have not prepared, used or referred to, and will not, without the prior consent of the Representatives, prepare, use or refer to, any Free Writing Prospectus;

(ee)	the Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectuses (to the extent any such Issuer Free Writing Prospectus was required to be filed with the Commission) delivered to the Representatives for use in connection with the public offering of the Shares contemplated herein have been and will be identical to the versions of such documents transmitted to the Commission for filing via the Electronic Data Gathering Analysis and Retrieval System (“EDGAR”), except to the extent permitted by Regulation S-T;

(ff)	the Company filed the Registration Statement with the Commission before using any Issuer Free Writing Prospectus; and each Issuer Free Writing Prospectus was preceded or accompanied by the most recent Preliminary Prospectus satisfying the requirements of Section 10 under the Securities Act, which Preliminary Prospectus included an estimated price range;

(gg)	from the time of initial confidential submission of a registration statement relating to the Shares with the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing the Waters Communication (as defined below)) through the date hereof, the Company has been and is an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act; “Testing the Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act;

(hh)	neither the Company nor the Operating Partnership has (i) engaged in any Testing the Waters Communication other than through, or as disclosed to, the Representatives or (ii) authorized anyone other than the Representatives to engage in Testing the Waters Communications; the Company and the Operating Partnership reconfirm that the Representatives have been authorized to act on their behalf in undertaking Testing the Waters Communications; except through, or as disclosed to, the Representatives, the Company has not distributed any Written Testing the Waters Communications (as defined below); “Written Testing the Waters Communications” means any Testing the Waters communication that is a “written communication” within the meaning of Rule 405 under the Securities Act; no individual Written Testing the Waters Communication, when considered together with the Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)	other than as set forth in each the Registration Statement, the Disclosure Package and the Prospectus, there are no actions, suits, proceedings, inquiries or investigations pending or, to the knowledge of the Company or the Operating Partnership, threatened against the Company, the Operating Partnership or any Subsidiary, or any of their respective properties, directors, officers or affiliates at law or in equity, or before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority, arbitral panel or agency, which could result in a judgment, decree, award or order having a Material Adverse Effect;

(jj)	subsequent to the respective dates as of which information is given in each of the Registration Statement, the Disclosure Package and the Prospectus, and except as may be otherwise stated in each the Registration Statement, the Disclosure Package and the Prospectus, there has not been (i) any event, circumstance or change that has, or could reasonably be expected, individually or in the aggregate, to have, a Material Adverse Effect, (ii) any transaction, other than in the ordinary course of business, which is material to the Company and its Subsidiaries, taken as a whole, contemplated or entered into by the Company or any Subsidiary, (iii) any obligation, contingent or otherwise, directly or indirectly incurred by the Company or any Subsidiary, other than in the ordinary course of business, which is material to the Company and its Subsidiaries, taken as a whole, or (iv) any dividend or distribution of any kind declared, paid or made by the Company or the Operating Partnership on any class of its capital stock or partnership interests;

(kk)	neither the Company nor the Operating Partnership is, or upon the sale of the Shares by the Company as contemplated herein and the application of the net proceeds therefrom as described in the Registration Statement, the Disclosure Package and the Prospectus under the caption “Use of Proceeds” will be, an “investment company” or an entity “controlled” by an “investment company” (as such terms are defined in the Investment Company Act of 1940, as amended and the rules and regulations promulgated thereunder (the “Investment Company Act”));

(ll)	except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, there are no persons with registration or other similar rights to have any equity or debt securities, including securities which are convertible into or exchangeable for equity securities, registered pursuant to the Registration Statement or otherwise registered by the Company under the Securities Act, (i) except for the Selling Stockholders, to the extent of the equity securities to be offered and sold by such Selling Stockholders as contemplated by this Agreement, and (ii) except for those registration or similar rights which have been waived with respect to the offering contemplated by this Agreement, all of which registration or similar rights described in clauses (i) and (ii) are fairly summarized in the Registration Statement, the Disclosure Package and the Prospectus;

(mm)	neither the Company nor any of the Subsidiaries (i) is required to register as a “broker” or “dealer” in accordance with the provisions of the Exchange Act or the Exchange Act Regulations, or (ii) directly, or indirectly through one or more intermediaries, controls or has any other association with (within the meaning of Article 1 of the bylaws of FINRA) any member firm of FINRA;

(nn)	none of the Company, any Subsidiary or any of their respective directors, officers, or affiliates has taken, directly or indirectly, any action intended, or that might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(oo)	the Company and each Subsidiary carries, or is covered by, insurance (issued by insurers of recognized financial responsibility to the best knowledge of the Company and the Operating Partnership) in such amounts and covering such risks as is appropriate for the conduct of their respective businesses and the value of the assets held by them and as is customary for companies engaged in businesses similar to the business of the Company, all of which insurance is in full force and effect;

(pp)

the financial statements of the Company, including the related schedules and notes thereto, included in each of the Registration Statement, the Disclosure Package and the Prospectus present fairly the financial position of the Company and its Subsidiaries on a consolidated basis as of the dates indicated and the results of operations and changes in financial position and cash flows of the Company and its Subsidiaries on a consolidated basis for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States (“GAAP”) applied on a consistent basis during the periods involved and in accordance with Regulation S-X promulgated by the Commission; the financial statement schedules included in the Registration Statement and the amounts in both the Disclosure Package and the Prospectus under the captions “Summary—Summary Financial Information” and “Selected Financial Information” fairly present the information shown therein and have been compiled on a basis consistent with the financial statements included in each of the Registration Statement, the Disclosure Package and the Prospectus; no other financial statements or supporting schedules are required to be included in the Registration Statement, the Disclosure Package or the Prospectus; the unaudited pro forma financial information (including the related notes) included in each of the Registration Statement, the Disclosure Package and the Prospectus complies as to form in all material respects with the applicable accounting requirements of the Securities Act and the Securities Act Regulations, and management of the Company believes that the assumptions underlying the pro forma adjustments are reasonable; such pro forma adjustments have been properly applied to the historical amounts in the compilation of the information and such information fairly presents with respect to the Company and the Subsidiaries, the financial position, results of operations and other information purported to be shown therein at the respective dates and for the respective periods specified; and no other pro forma financial information is required to be included in the Registration Statement, the Disclosure Package or the Prospectus; all disclosures contained in the Registration Statement, the Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G under the Securities Act and Item 10 of Regulation S-K under the Securities Act, to the extent applicable;

(qq)	KPMG LLP, whose reports on the consolidated financial statements of the Company and the Subsidiaries are filed with the Commission as part of each of the Registration Statement, the Disclosure Package and the Prospectus, is and was during the periods covered by its reports, independent public accountants as required by the Securities Act and the Securities Act Regulations and is registered with the Public Company Accounting Oversight Board;

(rr)

the Company and each of its Subsidiaries maintain effective internal control over financial reporting (as defined under Rule 13a-15 and 15d-15 under the Exchange Act) and a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, there are no material weaknesses or significant deficiencies in the Company’s internal control over financial reporting and there has been no material change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting since the respective dates of the information given in the Registration Statement, the Disclosure Package and the Prospectus; the Company and its subsidiaries have established a system of disclosure controls and procedures (as defined in Rule 13a-15 and Rule 15d-15 under the 1934 Act Regulations) that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

(ss)	neither the Company, the Operating Partnership nor any of the Subsidiaries nor any executive officer or director purporting to act on behalf of the Company, the Operating Partnership or any of the Subsidiaries, nor, to the knowledge of the Company, the Operating Partnership or any of the Subsidiaries, any employee, agent, affiliate or other person associated with or acting on behalf of the Company, the Operating Partnership or any of the Subsidiaries has at any time (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act (the “FCPA”), or any applicable law or regulation implementing the Organization for Economic Co-Operation and Development Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company, the Operating Partnership and the Subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce, policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws;

(tt)	neither the Company nor any of its Subsidiaries, nor, to the Company’s nor the Operating Partnership’s knowledge, any of its affiliates or any director, officer, agent or employee of, or other person associated with or acting on behalf of, the Company, has violated the Bank Secrecy Act, as amended, the Uniting and Strengthening of America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (USA PATRIOT ACT) of 2001 or the rules and regulations promulgated under any such law or any successor law;

(uu)	the operations of the Company and the Subsidiaries are and have been conducted at all times in compliance with applicable financial and recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, and the applicable money laundering statutes of any jurisdiction, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened;

(vv)	neither the Company nor the Subsidiaries, nor to the knowledge of the Company, any officer, director, agent, affiliate or other person associated with or acting on behalf of the Company or any Subsidiary, is currently subject to any U.S. sanctions administered by the United States Government, including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”); and neither the Company nor the Subsidiaries will directly or indirectly use the proceeds of the offering of the Shares by the Company hereunder, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject of Sanctions or in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. Since their formation, the Company and its Subsidiaries have not knowingly engaged in and are not now knowingly engaged in and will not engage in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any country subject to Sanctions;

(ww)	any certificate signed by any officer of the Company or any Subsidiary delivered to the Representatives or to counsel for the Representatives pursuant to or in connection with this Agreement shall be deemed a representation and warranty by the Company or such Subsidiary to the Underwriters as to the matters covered thereby;

(xx)

except where such failure to file or pay an assessment or lien would not in the aggregate reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect or where such matters are the result of a pending bona fide dispute with taxing authorities, (i) the Company and the Subsidiaries have accurately prepared and timely filed all federal, state, foreign and other tax returns that are required to be filed by them, if any, and have paid or made provision for the payment of all taxes, assessments, governmental or other similar charges, shown as due on any such tax returns, (ii) no deficiency assessment with respect to a proposed adjustment of the Company’s or any Subsidiary’s federal, state, local or foreign taxes has been asserted or, to the best of the Company’s or any Subsidiary’s knowledge, threatened; and (iii) there is no tax lien, whether imposed by any federal, state, foreign or other taxing authority, outstanding against the assets, properties or business of the Company or any Subsidiary;

(yy)	except as described in each the Registration Statement, the Disclosure Package and the Prospectus or as would not in the aggregate reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (i) neither the Company nor any Subsidiary is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (ii) the Company and each Subsidiary have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (iii) there are no pending or, to the knowledge of the Company or any Subsidiary, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating to any Environmental Law against the Company or any Subsidiary, and (iv) to the knowledge of the Company or any Subsidiary, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any Subsidiary relating to Hazardous Materials or any Environmental Laws;

(zz)

each employee benefit plan, within the meaning of Section 3(3) of ERISA that is maintained, administered or contributed to by the Company, any Subsidiary or any of their affiliates for employees or former employees of the Company, each Subsidiary or any of their affiliates has been maintained in compliance in all material respects with its terms and the requirements of any applicable statutes, orders, rules and regulations, including, but not limited to, ERISA and the Code; and no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption, and transactions which, individually or in the aggregate, would not have a Material Adverse Effect, and no such plan is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA;

(aaa)	no labor disturbance by or dispute with employees of the Company or any Subsidiary exists or, to the knowledge of the Company or the Operating Partnership, is contemplated or threatened and neither the Company nor any Subsidiary is aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of the Company’s or any Subsidiary’s principal suppliers, contractors or customers, except in each case as would not have a Material Adverse Effect;

(bbb)	the Company has taken all necessary actions to ensure that the Company and the Subsidiaries are in compliance in all material respects with all provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof (the “Sarbanes-Oxley Act”) that are in effect and with which the Company is required to comply as of the date of this Agreement, and is actively taking steps to ensure that it will be in compliance with other provisions of the Sarbanes-Oxley Act not currently in effect, upon the effectiveness of such provisions, or which will become applicable to the Company;

(ccc)	nothing has come to the attention of the Company or the Operating Partnership that has caused the Company or the Operating Partnership to believe that the statistical and market-related data included in each of the Registration Statement, the Disclosure Package and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects;

(ddd)	no forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in any of the Registration Statement, the Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith;

(eee)	no relationship, direct or indirect, exists between or among the Company or any Subsidiary, on the one hand, and the director, officers or stockholders of the Company or any Subsidiary, on the other hand, which is required to be described in the Registration Statement, the Disclosure Package or the Prospectus and which is not so described; and

(fff)	except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, the Company has not granted to any person or entity a stock option or other equity-based award of or to purchase Common Stock pursuant to an equity-based compensation plan or otherwise.

(ggg)	no “nationally recognized statistical rating organization”, as such term is defined in Section 3(a)(62) of the Securities Act, has issued any rating as to any securities of, associated with or guaranteed by the Company or any Subsidiary.

(hhh)	the Registration Statement, the Disclosure Package and the Prospectus and any Issuer Free Writing Prospectuses comply in all material respects, and any further amendments or supplements thereto will comply in all material respects, with any applicable laws or regulations of foreign jurisdictions in which the Disclosure Package and the Prospectus and any Issuer Free Writing Prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program, and that (ii) no authorization, approval, consent, license, order, registration or qualification of or with any government, governmental instrumentality or court, other than such as have been obtained, is necessary under the securities laws and regulations of foreign jurisdictions in which the Directed Shares are offered outside the United States. The Company has not offered, or caused the Underwriters to offer, Shares to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer or supplier’s level or type of business with the Company, or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.

(iii)	the Company has not distributed and, prior to the later to occur of any delivery of Directed Shares and completion of the distribution of the Shares, will not distribute any offering material in connection with the offering and sale of the Shares other than the Disclosure Package and the Prospectus, any Issuer Free Writing Prospectus and, in connection with the Directed Share Program described in Section 2, the enrollment materials prepared by J.P. Morgan Securities LLC.

4.	Representations and Warranties of the Selling Stockholders:

Each Selling Stockholder severally and not jointly, represents and warrants to the Underwriters as of the date hereof, the Initial Sale Time and as of the Closing Time, and agrees with each Underwriter, that:

(a)	such Selling Stockholder has full power and authority to enter into this Agreement and the Custody Agreement and Power of Attorney to which it is a party. All authorizations and consents necessary for the execution and delivery by such Selling Stockholder of the Custody Agreement and Power of Attorney, and for the execution of this Agreement on behalf of such Selling Stockholder, have been given. Each of the Custody Agreement and Power of Attorney and this Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder and constitutes a valid and binding agreement of such Selling Stockholder and is enforceable against such Selling Stockholder in accordance with the terms thereof and hereof, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general equitable principles, and except to the extent that the indemnification and contribution provisions of Section 11 hereof may be limited by federal or state securities laws and public policy considerations in respect thereof;

(b)	such Selling Stockholder now has, and immediately prior to the Closing Time will have, (i) a valid “security entitlement” (within the meaning of Section 8-501 of the New York Uniform Commercial Code (the “New York UCC”)) in respect of the Shares to be sold by such Selling Stockholder hereunder, in each case free and clear of all liens, encumbrances and claims whatsoever (other than pursuant to the Custody Agreement and Power of Attorney, as applicable), and (ii) full legal power and authority to enter into this Agreement and to sell, transfer and deliver a security entitlement in respect of such Shares to the Underwriters hereunder, and to make the representations, warranties and agreements made by such Selling Stockholder herein. Upon (1) payment for the Shares to be sold by such Selling Stockholder pursuant to this Agreement, (2) delivery of such Shares, as directed by the Underwriters, to Cede & Co., or such other nominee as may be designated by DTC, (3) registration of such Shares in the name of DTC, Cede & Co., or such other nominee, (4) DTC indicating by book entries on its books that security entitlements with respect to such Shares have been credited to the Underwriters’ securities accounts, the Underwriters will acquire a valid “security entitlement” (within the meaning of Section 8-501 of the New York UCC) with respect to such Shares and no action based on an “adverse claim” (as defined in Section 8-102 of the New York UCC) may be asserted against the Underwriters with respect to such security entitlement, and (5) DTC shall be a “protected purchaser” of such Shares within the meaning of Section 8-303 of the New York UCC (assuming, in each case, that (A) none of DTC, Cede & Co., any such other nominee or any Underwriter will have “notice of any adverse claim” to any of such Shares within the meaning of Section 8-105 of the New York UCC, (B) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC, and (C) the jurisdiction of DTC is New York);

(c)	the performance of this Agreement, the Custody Agreement and the Power of Attorney by such Selling Stockholder and the consummation by such Selling Stockholder of the transactions contemplated herein and therein will not conflict with, or result in any breach of, or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of, or default under), (i) any provision of the certificate or articles of incorporation, other charter or similar constitutive documents, or the bylaws of such Selling Stockholder, (ii) any provision of any license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which such Selling Stockholder is a party or by which it or its properties may be bound or affected or (iii) under any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to such Selling Stockholder; or result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of the Selling Stockholder (other than pursuant to the Custody Agreement and Power of Attorney, as applicable);

(d)	no approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency having jurisdiction over such Selling Stockholder or any of its properties is required in connection with such Selling Stockholder’s execution, delivery and performance of this Agreement, its consummation of the transactions contemplated herein, and its sale and delivery of the Shares, other than (i) such as have been obtained, or will have been obtained at the Closing Time under the Securities Act and the Exchange Act, (ii) such approvals as have been obtained in connection with the approval of the quotation of the Shares on the NYSE and (iii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters;

(e)	such Selling Stockholder is not prompted to sell Shares by any material information concerning the Company or its Subsidiaries which is not set forth in the Registration Statement, the Disclosure Package and the Prospectus;

(f)	all material information with respect to such Selling Stockholder contained in each of the Registration Statement, the Disclosure Package and the Prospectus (as amended or supplemented, if the Company shall have filed with the Commission any amendment or supplement thereto) (i) as of its effective date and as of the date hereof, with respect to the Registration Statement, (ii) on its date, at the time of filing of the Prospectus pursuant to Rule 424(b), at the Closing Time with respect to the Prospectus, and (iii) as of the Initial Sale Time, with respect to the Disclosure Package, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Registration Statement, the Disclosure Package or the Prospectus, in light of the circumstances under which they were made) not misleading; provided, however, that this representation and warranty shall only apply to any statements or omissions in the Registration Statement, the Disclosure Package and the Prospectus made in reliance upon and in conformity with written information furnished by or on behalf of such Selling Stockholder specifically for use in the Registration Statement, the Disclosure Package or the Prospectus, together with any amendment or supplement thereto used by the Company or any Underwriter, as the case may be, it being understood and agreed that the only such information furnished by or on behalf of such Selling Stockholder consists of the information relating to such Selling Stockholder in the Registration Statement, the Disclosure Package and the Prospectus under the heading “Selling Stockholders” and the footnote thereunder, excluding any percentages set forth therein (the “Selling Stockholder Information”);

(g)	such Selling Stockholder has not distributed and will not distribute any Free Writing Prospectus, preliminary prospectus, the Prospectus or any other offering material in connection with the offering and sale of the Shares, except for any such distribution to which the Representatives have consented in advance; and such Selling Stockholder has not taken, directly or indirectly, any action intended, or which would reasonably be expected, to cause or result in, under the Securities Act, the Securities Act Regulations or otherwise, or which has constituted, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(h)	the Shares to be sold hereunder by such Selling Stockholder have been placed in custody, for the purpose of making delivery of such Shares under this Agreement and under the Custody Agreement and Power of Attorney which appoints American Stock Transfer & Trust Company, LLC, as custodian (the “Custodian”), for such Selling Stockholder; such Selling Stockholder agrees that the Shares held in custody for him or it under the Custody Agreement and Power of Attorney are for the benefit of and coupled with and subject to the interest thereunder of the Custodian, the Attorneys, the Underwriters, each other Selling Stockholder, the Company and the Operating Partnership; that the arrangements made by such Selling Stockholder for such custody and the appointment of the Custodian and the Attorneys by such Selling Stockholder are, to the extent provided in the Custody Agreement and Power of Attorney, irrevocable; and that the obligations of such Selling Stockholder hereunder shall not be terminated by operation of law, whether by the death, disability, incapacity or liquidation of any Selling Stockholder or the occurrence of any other event; if any Selling Stockholder should die, become disabled or incapacitated or be liquidated or if any other such event should occur before the delivery of the Shares hereunder, the Shares shall be delivered by the Custodian in accordance with the terms and conditions of this Agreement and actions taken by the Attorneys and the Custodian pursuant to the Custody Agreement and Power of Attorney shall be as valid as if such death, liquidation, incapacity or other event had not occurred, regardless of whether or not the Custodian or the Attorneys, or either of them, shall have received notice thereof;

(i)	such Selling Stockholder has not relied upon the Representatives or legal counsel for the Representatives for any legal, tax or accounting advice in connection with the offering and sale of the Shares;

(j)	such Selling Stockholder does not have any registration or other similar rights to have any equity or debt securities registered for sale by the Company under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as are described in the Registration Statement, the Disclosure Package and the Prospectus under “Description of Capital Stock” and “Shares Eligible for Future Sale;”

(k)

neither such Selling Stockholder nor any of its subsidiaries, nor any director, officer or employee of such Selling Stockholder or any of its subsidiaries nor, to the knowledge of such Selling Stockholder, any agent, affiliate or other person engaged by or acting on behalf of such Selling Stockholder or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the FCPA, or any applicable law or regulation implementing the Organization for Economic Co-Operation and Development Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. Such Selling Stockholder and its subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws;

(l)	the operations of such Selling Stockholder and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements, including in all respects with those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the Anti-Money Laundering Laws applicable to such Selling Stockholder and its subsidiaries, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving such Selling Stockholder or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of such Selling Stockholder, threatened;

(m)	neither such Selling Stockholder nor any of its subsidiaries, directors, officers or employees, nor, to the knowledge of such Selling Stockholder, any agent, affiliate or other person engaged by or acting on behalf of such Selling Stockholder or any of its subsidiaries is currently subject to any U.S. sanctions administered by the United States Government, including, without limitation, OFAC, UNSC, the European Union, HMT, or other relevant Sanctions; and such Selling Stockholder will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject of Sanctions or in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. For the past five years, such Selling Stockholder and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in and will not engage in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any country subject to Sanctions;

(n)	such Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to or that would reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares;

(o)	such selling Stockholder does not have, or has waived prior to the date hereof, any preemptive right, co-sale right or right of first refusal or other similar right to purchase any of the Shares that are to be sold by the Company or any of the other Selling Stockholders to the Underwriters pursuant to this Agreement; and such Selling Stockholder does not own any warrants, options or similar rights to acquire, and does not have any right or arrangement to acquire, any capital stock, right, warrants, options or other securities from the Company, other than those described in the Registration Statement and the Prospectus; and

(p)	except as otherwise disclosed to the Underwriters in writing, such Selling Stockholder is not a member of or an affiliate of or associated with any member of FINRA.

5.	Certain Covenants of the Company and the Operating Partnership:

Each of the Company and the Operating Partnership, jointly and severally, hereby agrees with each Underwriter:

(a)	to furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offer and sale under the securities or blue sky laws of such states and other jurisdictions as the Representatives may designate to maintain such qualifications in effect as long as required by such laws for the distribution of the Shares; provided, however, that neither the Company nor the Operating Partnership shall be required to qualify as a foreign corporation or other foreign entity or to consent to the service of process under the laws of, or subject itself to taxation as doing business in, any such state or other jurisdiction (except service of process with respect to the offering and sale of the Shares);

(b)	if, at the time this Agreement is executed and delivered, it is necessary for a post-effective amendment to the Registration Statement to be declared effective before the offering of the Shares may commence, the Company will endeavor to cause such post-effective amendment to become effective as soon as possible and will advise the Representatives promptly and, if requested by the Representatives, will confirm such advice in writing, when such post-effective amendment has become effective;

(c)

to prepare the Prospectus in a form approved by the Underwriters and file such Prospectus with the Commission pursuant to, and within the time period required by, Rule 424(b) (without reliance on Rule 424(b)(8)) under the Securities Act and to deliver to the Underwriters copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) in such quantities and at such locations as the Underwriters may reasonably request for the purposes contemplated by the Securities Act Regulations, which Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the version transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T;

(d)	to advise the Representatives promptly and (if requested by the Representatives) to confirm such advice in writing, when the Registration Statement has become effective and when any post-effective amendment thereto becomes effective under the Securities Act Regulations;

(e)	to furnish a copy of each proposed Free Writing Prospectus to the Representatives and counsel for the Underwriters and obtain the consent of the Representatives prior to referring to, using or filing with the Commission any Free Writing Prospectus pursuant to Rule 433(d) under the Securities Act, other than the Issuer Free Writing Prospectuses, if any, identified in Schedule III hereto;

(f)	to comply with the requirements of Rules 164 and 433 of the Securities Act Regulations applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission, legending and record keeping, as applicable;

(g)	to advise the Representatives promptly, confirming such advice in writing, of (i) the receipt of any comments from, or any request by, the Commission for amendments or supplements to the Registration Statement, the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus, or for additional information with respect thereto, (ii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes and, if the Commission or any other government agency or authority should issue any such order, to make every reasonable effort to obtain the lifting or removal of such order as soon as possible, (iii) any examination pursuant to Section 8(e) of the Securities Act concerning the Registration Statement, or (iv) if the Company becomes subject to a proceeding under Section 8A of the Securities Act in connection with the public offering of Shares contemplated herein; to advise the Representatives promptly of any proposal to amend or supplement the Registration Statement, the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus and to file no such amendment or supplement to which the Representatives shall reasonably object in writing;

(h)

to advise the Underwriters promptly of the happening of any event or development known to the Company or the Operating Partnership within the time during which a Prospectus relating to the Shares (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act Regulations) is required to be delivered under the Securities Act Regulations which, in the judgment of the Company or in the reasonable opinion of the Representatives or counsel for the

Underwriters, (i) would require the making of any change in the Registration Statement, Disclosure Package or the Prospectus so that the Registration Statement, the Disclosure Package or the Prospectus would not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (ii) as a result of which any Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement relating to the Shares, or (iii) if it is necessary at any time to amend or supplement the Prospectus or the Disclosure Package to comply with any law and, during such time, to promptly prepare and furnish to the Underwriters copies of the proposed amendment or supplement before filing any such amendment or supplement with the Commission and thereafter promptly furnish at the Company’s own expense to the Underwriters and to dealers, copies in such quantities and at such locations as the Representatives may from time to time reasonably request of an appropriate amendment or supplement to the Prospectus or the Disclosure Package so that the Prospectus or the Disclosure Package as so amended or supplemented will not, in the light of the circumstances when it (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act Regulations) is so delivered, be misleading or, in the case of any Issuer Free Writing Prospectus, conflict with the information contained in the Registration Statement, or so that the Prospectus or the Disclosure Package will comply with the law;

(i)	to file promptly with the Commission any amendment or supplement to the Registration Statement, any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus that may, in the judgment of the Company, the Operating Partnership or the Representatives, be required by the Securities Act or requested by the Commission;

(j)	prior to filing with the Commission any amendment or supplement to the Registration Statement, any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus, to furnish a copy thereof to the Representatives and counsel for the Underwriters and obtain the consent of the Representatives to the filing;

(k)	if requested, to furnish promptly to each Representative a signed copy of the Registration Statement, as initially filed with the Commission, and of all amendments or supplements thereto (including all exhibits filed therewith) and such number of conformed copies of the foregoing as the Representatives may reasonably request;

(l)	during the period referred to in paragraph (h) above, to furnish to each Representative, not less than two business days before filing with the Commission a copy of any document proposed to be filed with the Commission pursuant to Section 13, 14, or 15(d) of the Exchange Act and during the period of five years hereafter to file all such documents in the manner and within the time periods required by the Exchange Act and the Exchange Act Regulations;

(m)	to apply the net proceeds from the sale of the Shares by the Company in the manner set forth under the caption “Use of Proceeds” in the Registration Statement, the Disclosure Package and the Prospectus;

(n)	except as contemplated herein or in the Disclosure Package and the Prospectus, not to, and to use its commercially reasonable efforts to cause is officers, directors and affiliates not to, (i) take, directly or indirectly prior to termination of the underwriting syndicate contemplated by this Agreement, any action designed to stabilize or manipulate the price of any security of the Company, or which may cause or result in, or which might in the future reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company, to facilitate the sale or resale of any of the Shares, (ii) sell, bid for, purchase or pay anyone any compensation for soliciting purchases of the Shares or (iii) pay or agree to pay to any person any compensation for soliciting any order to purchase any other securities of the Company;

(o)	to make generally available to its security holders and to deliver to the Representatives as soon as practicable, but in any event not later than the end of the fiscal quarter first occurring after the first anniversary of the effective date of the Registration Statement an earnings statement complying with the provisions of Section 11(a) of the Securities Act (in form, at the option of the Company, complying with the provisions of Rule 158 of the Securities Act Regulations,) covering a period of 12 months beginning after the effective date of the Registration Statement;

(p)	to use its best efforts to maintain the listing of the Shares on the NYSE and to file with the NYSE all documents and notices required by the NYSE of companies that have securities that are listed on the NYSE;

(q)	to promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) the completion of the distribution of the Shares within the meaning of the Securities Act and (ii) completion of the 180-day restricted period referred to in Section 5(s) hereof;

(r)	to cause each officer and director of the Company to furnish to the Representatives, prior to the Initial Sale Time, a letter or letters, substantially in the form of Exhibit C hereto;

(s)

to refrain during the period commencing on the date of this Agreement and ending on the date that is 180 days after the effective date of the Registration Statement without the prior written consent of FBR Capital Markets & Co. and J.P. Morgan Securities LLC, from (i) offering, pledging, selling, contracting to sell, selling any option or contract to purchase, purchasing any option or contract to sell, granting any option, right or warrant for the sale of, lending or otherwise disposing of or transferring, directly or indirectly, any equity securities of the Company or any securities convertible into or exercisable or exchangeable for equity securities of the Company, or filing any registration statement under the Securities Act with respect to any of the foregoing (except for a registration statement on Form S-8 relating to the Company’s equity incentive plan), or (ii) entering into any swap or other arrangement that transfers, in whole or in part, directly or indirectly, any of the economic consequences of ownership of equity securities of the Company, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (i) the Shares to be sold hereunder, (ii) filing of a registration statement and the sale of the shares of Common Stock in accordance with the terms of the Registration Rights Agreement, dated July 31, 2014, by and among the Company and FBR Capital Markets & Co. (the “Registration Rights Agreement”), (iii) any shares of Common Stock issued by the Company upon the exercise of an option outstanding on the date hereof and referred to in each of the Registration Statement, Disclosure Package and the Prospectus, (iv) such issuances of options (including the shares issuable upon exercise of such options) or grants of restricted stock or other equity-based awards under the Company’s stock option and incentive plans described in each of the Registration Statement, the Disclosure Package and the Prospectus, (v) the issuance of up to the number of OP Units representing 5% of the total number of outstanding shares of Common Stock in connection with the acquisition of one or more properties by the Company provided that the Company shall not redeem any such OP Units for shares of Common Stock during the 180-day restricted period, (vi) the issuance of shares of Common Stock upon the redemption of OP Units outstanding as of the date of this Agreement provided that the acquirer of any such shares of Common Stock so issued enters into an agreement in the form of Exhibit C hereto with respect to such shares of Common Stock for the remainder of the 180-day restricted period, or (vii) shares of Common Stock transferred in order to comply with the ownership limitations set forth in Article VII of the Company’s charter;

(t)	that the Company, will not, without the prior written consent of FBR Capital Markets & Co. and J.P. Morgan Securities LLC, waive the 60-day lock-up applicable to holders of the Company’s Common Stock pursuant to Section 8 of the Registration Rights Agreement;

(u)	that the Company will conduct its affairs in such a manner so as to ensure that the Company will not be an “investment company” or an entity “controlled” by an investment company within the meaning of the Investment Company Act;

(v)	to use its best efforts to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2016, and to use its best efforts to continue to qualify for taxation as a REIT under the Code thereafter and not to take any action to revoke or otherwise terminate the Company’s REIT election, unless the Company’s board of directors determines in good faith that it is no longer in the best interests of the Company to be so qualified;

(w)	to comply with all applicable securities and other applicable laws, rules and regulations in each jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program; and

(x)	if, FBR Capital Markets & Co. and J.P. Morgan Securities LLC, in their sole discretion, agree to release or waive the restrictions set forth in a lock-up letter described in Section 5(r) hereof for an officer or director of the Company and provides the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, then the Company shall issue a press release through a major news service at least two business days before the effective date of the release or waive containing substantially the following:

MedEquities Realty Trust, Inc. (the “Company”) announced today that FBR Capital Markets & Co. and J.P. Morgan Securities LLC, co-book-running managers in the Company’s recent initial public offering of shares of common stock of the Company, is releasing a lock-up restriction with respect to shares of the Company’s common stock held by [certain or an officer or director] of the Company. This release will take effect on , 201 , and the shares may be sold on or after that date.

6.	Certain Covenants of the Selling Stockholders:

Each Selling Stockholder hereby agrees with each Underwriter:

(a)	to deliver to the Representatives prior to the Closing Time a properly completed and executed United States Treasury Department Form W-8 (if the Selling Stockholder is a non-United States person, within the meaning of the Code or Form W-9 (if the Selling Stockholder is a United States person, within the meaning of the Code);

(b)

for a period of 180 days after the effective date of the Registration Statement, such Selling Stockholder will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to sell, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (including without limitation, Common Stock or such other securities convertible into or exercisable or exchangeable for equity securities of the Company which may be deemed to be beneficially owned by such Selling Stockholder in accordance with the rules and regulations of the Commission and equity securities which may be issued upon exercise of a stock option or warrant), or publicly disclose the intention to make any offer, sale, pledge or disposition, or (ii) enter into any swap or other agreement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (iii) make any demand for or exercise any right with respect to the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock, in each case without the prior written consent of the Representatives, other than the Shares to be sold by such Selling Stockholder hereunder; provided, however, that: (A) notwithstanding the foregoing, subject to applicable securities laws and the restrictions contained in the Company’s charter, such Selling Stockholder may transfer any securities of the Company (including, without limitation, Common Stock) as follows: (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth in this Section 6(b); (ii) to any trust for the direct or indirect benefit of such Selling Stockholder or the immediate family of such Selling Stockholder, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth in this Section 6(b); (iii) as a distribution to stockholders, partners or members of such Selling Stockholder, provided that such stockholders, partners or members agree to be bound in writing by the restrictions set forth in this Section 6(b); (iv) any transfer required under the Company’s amended and restated bylaws; (v) as collateral for any loan, provided that the lender agrees in writing to be bound by the restrictions set forth in this Section 6(b); or (vi) with respect to sales of securities acquired after the Closing Time in the open market; provided, however, that, in each case, no filing under Section 16 of the Securities Exchange Act of 1934, as amended, is required or otherwise made (for purposes of this Section 6(b), “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin); (B) in the event the Representatives grant any concession or release to any of the Company’s officers or directors under the lock-up agreement between the Representatives and any such officer or director, the Representatives will grant a proportionate concession or release to each Selling Stockholder under this Section 6(b); and (C) for the avoidance of doubt, nothing in this Section 6(b) shall prevent such Selling Stockholder from, or restrict the ability of such Selling Stockholder to purchase shares of Common Stock on the open market; and

(c)	it will not take, directly or indirectly, any action designed to or that would reasonably be expected to cause or result in any stabilization or manipulation of the price of the Common Stock.

7.	Payment of Expenses:

(a)

The Company and the Operating Partnership agree to pay all costs and expenses incident to the performance of their respective obligations under this Agreement, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, including expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, each Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the preparation, issuance and delivery of the certificates for the Shares to the Underwriters, including any stock or other transfer taxes or duties payable upon the sale of the Shares by the Company to the Underwriters, (iii) the

printing of this Agreement and any dealer agreements and furnishing of copies of each to the Underwriters and to dealers (including costs of mailing and shipment), (iv) the qualification of the Shares for offering and sale under state laws that the Company, the Operating Partnership and the Representatives have mutually agreed are appropriate and the determination of their eligibility for investment under state law as aforesaid (including the reasonable legal fees and filing fees and other reasonable disbursements of counsel for the Underwriters not to exceed $10,000) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, (v) filing for review of the public offering of the Shares by FINRA (including the legal fees and filing fees and other reasonable disbursements of counsel for the Underwriters relating thereto) in the maximum amount of $50,000, (vi) the fees and expenses of any transfer agent or registrar for the Shares and miscellaneous expenses referred to in the Registration Statement, (vii) the fees and expenses incurred in connection with the inclusion of the Shares on the NYSE, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Shares, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, the cost of travel and lodging expenses of the representatives and officers of the Company and any such consultants, and one-half the cost of aircraft and other transportation chartered in connection with the road show (except that the Underwriters shall pay lodging, commercial airfare and other expenses attributable to employees of the Underwriters and one-half of the cost of any aircraft and other transportation chartered in connection with the road show) (ix) the offer and sale of Directed Shares by the Underwriters in connection with the Directed Share Program, including the reasonable fees and disbursements of counsel to the Underwriters related thereto, the actual out-of-pocket costs and expenses of preparation, printing and distribution of the Directed Share Program material and all stamp duties or other taxes incurred by the Underwriters in connection with the Directed Share Program, and (x) the performance of the Company’s and the Operating Partnership’s other obligations hereunder. For the avoidance of doubt, nothing herein shall diminish the Company’s obligation to pay or reimburse any expenses pursuant to any engagement letter or other agreement entered into between the Company and any Representative. Except as explicitly provided in this Section 7(a), Section 9 and Section 11, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel and other advisors.

(b)	The Company agrees with each Underwriter to pay (directly or by reimbursement) all fees and expenses incident to the performance of the obligations of the Company and the Selling Stockholders under this Agreement which are otherwise specifically provided for herein, including, but not limited to, (i) fees and expenses of counsel and other advisors for such Selling Stockholders and (ii) fees and expenses of the Custodian; provided, that, the Selling Stockholders shall pay (on a pro rata basis based on the number of Shares to be sold by each Selling Stockholder) all discounts and commissions payable to the Underwriters and all transfer taxes and transfer fees payable in connection with their respective sales of Shares to the Underwriters.

(c)	If this Agreement shall be terminated by the Underwriters pursuant to Section 8 or Sections 9(i), (ii), or (iv) hereof, the Company and the Operating Partnership, jointly and severally, will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all reasonable out-of-pocket expenses (including, without limitation, reasonable fees and disbursements of Underwriters’ counsel).

8.	Conditions of the Underwriters’ Obligations:

The obligations of the Underwriters hereunder are subject to (i) the accuracy of the representations and warranties on the part of the Company and the Operating Partnership on the date hereof, at the Closing Time and on each Option Closing Time, as applicable, (ii) the accuracy of the statements of the officers of the Company and the Operating Partnership made in any certificate pursuant to the provisions hereof as of the date of such certificate, (iii) the performance by the Company and the Operating Partnership of all of their respective covenants and other obligations hereunder and (iv) the satisfaction of the following other conditions at the Closing Time or on each Option Closing Time, as applicable:

(a)	The Company shall furnish or cause to be furnished to the Underwriters at the Closing Time and on each Option Closing Time the opinion and negative assurance letter of Morrison & Foerster LLP, counsel for the Company, each addressed to the Representatives and dated the Closing Time and each Option Closing Time, each in substantially the form attached hereto as Exhibit D-1. In addition, the Company shall furnish or caused to be furnished to the Underwriters at the Closing Time and on each Option Closing Time the opinion of Morrison & Foerster LLP, tax counsel for the Company, regarding certain U.S. federal income tax matters, addressed to the Representatives and dated the Closing Time and each Option Closing Time, in substantially the form of Exhibit D-2 hereto.

(b)	The Selling Stockholders shall furnish to the Underwriters at the Closing Time an opinion of Sidley Austin LLP and certain special counsel, or such other counsel acting on behalf of the Selling Stockholders, reasonably acceptable to the Representatives, addressed to the Representatives and dated the Closing Time, in substantially the form attached hereto as Exhibit F.

(c)	The Underwriters shall have received at the Closing Time a favorable opinion and negative assurance letter of Clifford Chance US LLP, counsel for the Underwriters, dated the Closing Time, in form and substance satisfactory to the Representatives.

(d)	The Representatives shall have received from KPMG LLP, “comfort” letters dated, respectively, as of the date hereof, the Closing Time and on each Option Closing Time, addressed to the Representatives and in form and substance satisfactory to the Representatives.

(e)	The Representatives shall have received from McNair, McLemore, Middlebrooks & Co., LLC, “comfort” letters dated, respectively, as of the date hereof, the Closing Time and on each Option Closing Time, addressed to the Representatives and in form and substance satisfactory to the Representatives.

(f)	No amendment or supplement to the Registration Statement, the Prospectus or any document in the Disclosure Package shall have been filed to which the Representatives shall have objected in writing.

(g)	Prior to the Closing Time or any Option Closing Time, (i) no stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of the Prospectus or any document in the Disclosure Package shall have been issued and no proceedings for such purpose shall have been initiated or, to the Company’s knowledge, threatened by the Commission, and no suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes, shall have occurred; (ii) all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the Representatives; (iii) the Registration Statement shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (iv) the Prospectus and the Disclosure Package shall not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(h)	All filings with the Commission required by Rule 424 under the Securities Act to have been filed by the Closing Time shall have been made within the applicable time period prescribed for such filing by such Rule.

(i)	Between the time of execution of this Agreement and the Closing Time or any Option Closing Time, there shall not have been any material adverse change in the business, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries taken as a whole, whether or not arising in the ordinary course of business (a “Material Adverse Change”).

(j)	The Shares shall have been approved for listing on the NYSE, subject to official notice of issuance.

(k)	FINRA shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(l)	The Representatives shall have received lock-up agreements from each officer, director and Selling Stockholder in the form attached hereto as Exhibit C, and such letter agreements shall be in full force and effect.

(m)	The Company shall have delivered to the Representatives a certificate, executed by its Chairman of the Board of Directors and Chief Executive Officer, and Chief Financial Officer, on behalf of the Company and the Operating Partnership, to the effect that:

(i)	the representations and warranties of the Company and the Operating Partnership in this Agreement are true and correct, as if made on and as of the Closing Time or any Option Closing Time, as applicable, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Time or any Option Closing Time, as applicable;

(ii)	no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto and no proceedings for that purpose have been instituted or are pending or, to their knowledge, threatened under the Securities Act;

(iii)	the signers of such certificate have carefully examined the Registration Statement, the Prospectus, the Disclosure Package, any amendment or supplement thereto, and this Agreement, and that when the Registration Statement became effective and at all times subsequent thereto up to the Closing Time or any Option Closing Time, as applicable, the Registration Statement and the Prospectus and the Preliminary Prospectus, and any amendments or supplements thereto, contained all material information required to be included therein by the Securities Act or the Exchange Act and the applicable rules and regulations of the Commission thereunder, as the case may be, and in all material respects conformed to the requirements of the Securities Act or the Exchange Act and the applicable rules and regulations of the Commission thereunder, as the case may be; the Registration Statement and any amendments thereto, did not and, as of the Closing Time or any Option Closing Time, as applicable, does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and the Registration Statement, the Prospectus and the Disclosure Package, and any amendments or supplements thereto, did not and as of the Closing Time or any Option Closing Time, as applicable, do not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and, since the effective date of the Registration Statement, there has occurred no event required to be set forth in an amendment or supplement to the Prospectus or the Disclosure Package which has not been so set forth; and

(iv)

subsequent to the respective dates as of which information is given in the Registration Statement, the Prospectus and the Disclosure Package, there has not been (a) any Material Adverse Change, (b) any transaction that is material to the Company and the Subsidiaries considered as one enterprise, except transactions entered into in the ordinary course of business, (c) any obligation, direct or contingent, that is material to the Company and the Subsidiaries considered as one enterprise, incurred by the Company or the Subsidiaries, except obligations incurred in the ordinary course of business, (d) any change in the capital stock, membership interests, partnership interests, or ownership interests, as applicable, or outstanding indebtedness of the Company or any Subsidiary that is material to the Company and the Subsidiaries considered as one enterprise, (e) any dividend or distribution of any kind declared, paid or made on the capital stock, membership interests, partnership interests, or ownership interests, as applicable, of the Company or any Subsidiary, or (f) any loss or damage (whether or not insured) to the property of the Company or any subsidiary which has been sustained or will have been sustained which has a Material Adverse Effect.

(n)	Each Selling Stockholder (or one or more attorneys on behalf of the Selling Stockholders) will, at the Closing Time, deliver to the Underwriters a certificate, to the effect that:

(i)	the representations and warranties of such Selling Stockholder set forth in this Agreement and in the Custody Agreement and Power of Attorney are true and correct as of such date; and

(ii)	such Selling Stockholder has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder and under the Custody Agreement and Power of Attorney, as applicable at or prior to such date.

(o)	The Company shall have furnished to the Underwriters such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement, the Prospectus and the Disclosure Package, the representations, warranties and statements of the Company contained herein, and the performance by the Company of its covenants contained herein, and the fulfillment of any conditions contained herein, as of the Closing Time or any Option Closing Time, as the Underwriters may reasonably request.

(p)	Each of the Selling Stockholders shall have furnished to the Underwriters such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement, the Disclosure Package and the Prospectus relating to such Selling Stockholder’s Selling Stockholder Information, as applicable, the respective representations, warranties and statements of such Selling Stockholder contained herein and in the Custody Agreement and Power of Attorney, as applicable, and the performance by such Selling Stockholder of such Selling Stockholder’s covenants contained herein and therein, as applicable, and the fulfillment of any conditions contained herein or therein, as applicable, as of the Closing Time or any Option Closing Time, as the Underwriters may reasonably request.

9.	Termination:

The Representatives may terminate this Agreement at any time prior to the Closing Time or any Option Closing Time, (i) if any of the conditions specified in Section 8 shall not have been fulfilled when and as required by this Agreement to be fulfilled, or (ii) if there has been, since the respective dates as of which information is given in the Registration Statement, the Disclosure Package or the Prospectus, any Material Adverse Change or any development involving a prospective Material Adverse Change, or material change in management of the Company or any Subsidiary, whether or not arising in the ordinary course of business, such as to make it, in the judgment of the Representatives, impracticable to market the Shares or enforce contracts for the sale of the Shares, or (iii) if there has occurred any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic, political or other conditions, the effect of which on the United States or international financial markets is such as to make it, in the judgment of the Representatives, impracticable to market the Shares or enforce contracts for the sale of the Shares, or (iv) if trading in any securities of the Company has been suspended by the Commission or by the NYSE, or (v) if trading generally on the NYSE or in the Nasdaq Global Market has been suspended (including an automatic halt in trading pursuant to market-decline triggers, other than those in which solely program trading is temporarily halted), or limitations on prices for trading (other than limitations on hours or numbers of days of trading) have been fixed, or maximum ranges for prices for securities have been required, by such exchange or FINRA or any other governmental authority or by order of the Commission or any other governmental authority, or (vi) any federal, state, local or foreign statute, regulation, rule or order of any court or other governmental authority has been enacted, published, decreed or otherwise promulgated which, in the reasonable opinion of the Representatives, materially adversely affects or will materially adversely affect the business or operations of the Company, or (vii) any action has been taken by any federal, state, local or foreign government or agency in respect of its monetary or fiscal affairs which, in the reasonable opinion of the Representatives, could reasonably be expected to have a material adverse effect on the securities markets in the United States, or (viii) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (ix) if a banking moratorium has been declared by either Federal or New York authorities.

If the Representatives elect to terminate this Agreement as provided in this Section 9, the Company and the Underwriters shall be notified promptly by telephone, letter, electronic mail or fax, in each case promptly confirmed by facsimile.

If the sale to the Underwriters of the Shares, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement or if such sale is not carried out because the Company or the Operating Partnership shall be unable to comply in all material respects with any of the terms of this Agreement, neither the Company nor the Operating Partnership shall be under any obligation or liability under this Agreement (except to the extent provided in Sections 7 and 11 hereof) and the Underwriters shall be under no obligation or liability to the Company or the Operating Partnership under this Agreement (except to the extent provided in Section 11 hereof) or to one another hereunder.

10.	Increase in Underwriters’ Commitments:

If any Underwriter shall default at the Closing Time or on any Option Closing Time in its obligation to take up and pay for the Shares to be purchased by it under this Agreement on such date, the Representatives shall have the right, within 36 hours after such default, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Shares which such Underwriter shall have agreed but failed to take up and pay for (the “Defaulted Shares”). Absent the completion of such arrangements within such 36-hour period, (i) if the total number of Defaulted Shares does not exceed 10% of the total number of Shares to be purchased on such date, each non-defaulting Underwriter shall take up and pay for (in addition to the number of Shares which it is otherwise obligated to purchase on such date pursuant to this Agreement) the portion of the total number of Shares agreed to be purchased by the defaulting Underwriter on such date in the proportion that its underwriting obligations hereunder bears to the underwriting obligations of all non-defaulting Underwriters; and (ii) if the total number of Defaulted Shares exceeds 10% of such total, the Representatives may terminate this Agreement by notice to the Company, without liability of any party to any other party except that the provisions of Sections 7 and 11 hereof shall at all times be effective and shall survive such termination.

Without relieving any defaulting Underwriter from its obligations hereunder, the Company and the Operating Partnership agree with the non-defaulting Underwriters that it will not sell any Shares hereunder on such date unless all of the Shares to be purchased on such date are purchased on such date by the Underwriters (or by substituted Underwriters selected by the Representatives with the approval of the Company or selected by the Company with the approval of the Representatives).

If a new Underwriter or Underwriters are substituted for a defaulting Underwriter in accordance with the foregoing provision, the Company, the Operating Partnership or the non-defaulting Underwriters shall have the right to postpone the Closing Time or the relevant Option Closing Time for a period not exceeding five business days in order that any necessary changes in the Registration Statement and Prospectus and other documents may be effected.

The term “Underwriter” as used in this Agreement shall refer to and include any Underwriter substituted under this Section 10 with the same effect as if such substituted Underwriter had originally been named in this Agreement.

11.	Indemnity and Contribution by the Company, the Operating Partnership, the Selling Stockholders and the Underwriters:

(a)

The Company and the Operating Partnership, jointly and severally, agree to indemnify, defend and hold harmless each Underwriter and any person who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the respective directors, officers, employees, affiliates and agents of each Underwriter from and against any loss, expense, liability, damage or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or controlling person may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability, damage or claim arises out of or is based upon (A) any breach of any representation, warranty or covenant of the Company or the Operating Partnership contained herein, (B) any failure on the part of the Company or the Operating Partnership to comply with any applicable law, rule or regulation relating to the offering of securities being made pursuant to the Prospectus, (C) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment), any Issuer Free Writing Prospectus that the Company has filed or was required to file with the Commission or is otherwise required to retain, any “roadshow” as defined in Rule 433, the Prospectus (the term Prospectus for the purpose of this Section 11 being deemed to include any Preliminary Prospectus, the Prospectus and the Prospectus as amended or supplemented by the Company) or any Written Testing the Waters Communication, (D) any application or other document, or any amendment or supplement thereto, executed by the Company or the Operating Partnership or based upon written information furnished by or on behalf of the Company or the Operating Partnership filed in any jurisdiction (domestic or foreign) in order to qualify the Shares under the securities or blue sky laws thereof or filed with the Commission or any securities association or securities exchange (each an “Application”), (E) any omission or alleged omission to state a material fact required to be stated in any such Registration Statement, or necessary to make the statements made therein not misleading, (F) any omission or alleged omission from any such Issuer Free Writing Prospectus, Prospectus, any Written Testing the Waters Communication or any Application of a material fact necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, (G) any untrue statement or alleged untrue statement of any material fact contained in any audio or visual materials used in connection with the marketing of the Shares, including, without limitation, slides, videos, films and tape recordings; except, in the case of (C), (E) and (F) above only, insofar as any such loss, expense, liability, damage or claim arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in and in conformity with information furnished in writing by the Underwriters through the Representatives to the Company or the Operating Partnership expressly for use in such Registration Statement, Prospectus or Application. The indemnity agreement set forth in this Section 11(a) shall be in addition to any liability which the Company or the Operating Partnership may otherwise have.

(b)

Each Selling Stockholder, severally and not jointly, agrees to indemnify, defend and hold harmless each Underwriter, their affiliates and their respective directors, officers, representatives and agents and any person who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the respective directors, officers, employees and agents of each Underwriter from and against any loss, expense, liability, damage or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or controlling person may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability, damage or claim arises out of or is based upon (A) any breach of any representation, warranty or covenant of such Selling Stockholder contained herein or in the Custody Agreement and Power of Attorney, (B) any failure on the part of such Selling Stockholder to comply with any applicable law, rule or regulation relating to the offering of securities being made pursuant to the Prospectus, (C) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment or part thereof), any Issuer Free Writing Prospectus that the Company has filed or was required to file with the Commission, the Prospectus, any Written Testing the Waters Communication or any Application, (D) any omission or alleged omission to state a material fact required to be stated in such Registration Statement, or necessary to make the statements made therein not misleading, or (E) any omission or alleged omission from any such Issuer Free Writing Prospectus, Prospectus, any Written Testing the Waters Communication or any Application of a material fact necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading; except in the case of (C), (D) and (E) above only insofar as any such loss, expense, liability, damage or claim arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in and in conformity with information furnished in writing by such Selling Stockholder to the Company expressly for use in such Registration Statement, Issuer Free Writing Prospectus, Prospectus, any Written Testing the Waters Communication or Application it being understood and agreed that the only such information furnished by such Selling Stockholder consists of the Selling Stockholder Information applicable to such Selling Stockholder; provided, however, that the indemnity agreement contained in this subsection (b) shall not require any such Selling Stockholder to reimburse the Underwriters for in excess of the net proceeds received by such Selling Stockholder for the sale of the Shares sold by such Selling Stockholder pursuant to this Agreement. The indemnity agreement set forth in this Section 11(b) shall be in addition to any liabilities that the Selling Stockholders may otherwise have.

If any action is brought against an Underwriter or controlling person in respect of which indemnity may be sought against the Company, the Operating Partnership or any Selling Stockholder pursuant to subsection (a) or subsection (b) above, such Underwriter shall promptly notify the Company, the Operating Partnership or such Selling Stockholder, as applicable, in writing of the institution of such action, and the Company, the Operating Partnership or such Selling Stockholder, as applicable, shall assume the defense of such action, including the employment of counsel and payment of expenses; provided, however, that any failure or delay to so notify the Company, the Operating Partnership or such Selling Stockholder, as applicable, will not relieve the Company, the Operating Partnership or such Selling Stockholder, as applicable, of any obligation hereunder, except to the extent that its ability to defend is actually and materially impaired by such failure or delay. Such Underwriter or controlling person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless the employment of such counsel shall have been authorized in writing by the Company, the Operating Partnership or such Selling Stockholder, as applicable, in connection with the defense of such action, or the Company, the Operating Partnership or such Selling Stockholder, as applicable, shall not have employed counsel to have charge of the defense of such action within a reasonable time or such indemnified party or parties shall have reasonably concluded (based on the advice of counsel) that there may be defenses available to it or them which are different from or additional to those available to the Company, the Operating Partnership or such Selling Stockholder, as applicable, (in which case neither the Company, the Operating Partnership nor such Selling Stockholder shall have the right to direct the defense of such action on behalf of the indemnified party or parties or the named parties in any such proceeding (including any impleaded parties included by the Company, the Operating Partnership or any Selling Stockholder and the indemnified person)) or representation by both parties by the same counsel would be inappropriate due to a conflict or potential differing interests between such parties or other conflict of interest for such counsel, in any of which events such fees and expenses shall be borne by the Company, the Operating Partnership or the Selling Stockholder, as applicable, and paid as incurred (it being understood, however, that neither the Company, the Operating Partnership nor any Selling Stockholder shall be liable for the expenses of more than one separate firm of attorneys for the Underwriters or controlling persons in any one action or series of related actions in the same jurisdiction (other than local counsel in any such jurisdiction) representing the indemnified parties who are parties to such action). Anything in this paragraph to the contrary notwithstanding, neither the Company, the Operating Partnership nor any Selling Stockholder shall be liable for any settlement of any such claim or action effected without its consent.

(c)

Each Underwriter agrees, severally and not jointly, to indemnify, defend and hold harmless the Company, the Operating Partnership and each Selling Stockholder, the Company’s directors, the Company’s officers that signed the Registration Statement, and any person who controls the Company, the Operating Partnership or any Selling Stockholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, expense, liability, damage or claim (including the reasonable cost of investigation) which the Company, the Operating Partnership, the Selling Stockholder or any such person may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability, damage or claim arises out of or is based upon (A) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment), any Issuer Free Writing Prospectus that the Company has filed or was required to file with the Commission, the Prospectus, any Written Testing the Waters Communication or any Application, (B) any omission or alleged omission to state a material fact required to be stated in any such Registration Statement, or necessary to make the statements made therein not misleading, or (C) any omission or alleged omission from any such Issuer Free Writing Prospectus, Prospectus, any Written Testing the Waters Communication or any Application of a material fact necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, but in each case only insofar as such untrue statement or alleged untrue statement or omission or alleged omission was made in such Registration Statement, Issuer Free Writing Prospectus, Prospectus, any Written Testing the Waters Communication or any Application in reliance upon and in conformity with information furnished in writing by the Underwriters through the Representatives to the Company or the Operating Partnership expressly for use therein. For purposes of this Agreement, the statements set forth in the Registration Statement, the Disclosure Package and the Prospectus (i) in the fourth paragraph (regarding sales to accounts over which the Underwriters exercise discretionary authority) of the section entitled “Underwriting,” (ii) in the first sentence of the second paragraph (regarding selling concessions) under the caption “Underwriting—Commissions and Expenses” and (iii) the statements set forth under the caption “Underwriting—Stabilization” constitute the only information furnished by or on behalf of any Underwriter through the Representatives to the Company or the Operating Partnership for purposes of this Agreement (the “Underwriter Information”).

If any action is brought against the Company, the Operating Partnership, any Selling Stockholder or any such person in respect of which indemnity may be sought against any Underwriter pursuant to the foregoing paragraph, the Company, the Operating Partnership, the Selling Stockholder or such person shall promptly notify the Representatives in writing of the institution of such action and the Representatives, on behalf of the Underwriters, shall assume the defense of such action, including the employment of counsel and payment of expenses. The Company, the Operating Partnership, the Selling Stockholder or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company, the Operating Partnership, the Selling Stockholder or such person unless the employment of such counsel shall have been authorized in writing by the Representatives in connection with the defense of such action or the Representatives shall not have employed counsel to have charge of the defense of such action within a reasonable time or such indemnified party or parties shall have reasonably concluded (based on the advice of counsel) that there may be defenses available to it or them which are different from or additional to those available to the Underwriters (in which case the Representatives shall not have the right to direct the defense of such action on behalf of the indemnified party or parties) or representation by both parties by the same counsel would be inappropriate due to a conflict or potential differing interests between such parties or other conflict of interest for such counsel, in any of which events such fees and expenses shall be borne by such Underwriter and paid as incurred (it being understood, however, that the Underwriters shall not be liable for the expenses of more than one separate firm of attorneys in any one action or series of related actions in the same jurisdiction (other than local counsel in any such jurisdiction) representing the indemnified parties who are parties to such action). Anything in this paragraph to the contrary notwithstanding, no Underwriter shall be liable for any settlement of any such claim or action effected without the written consent of the Representatives.

(d)	If the indemnification provided for in this Section 11 is unavailable or insufficient to hold harmless an indemnified party under subsections (a), (b) and (c) of this Section 11 in respect of any losses, expenses, liabilities, damages or claims referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, expenses, liabilities, damages or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Operating Partnership, the Selling Stockholders and the Underwriters from the offering of the Shares or (ii) if (but only if) the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, of the Operating Partnership, of the Selling Stockholders and of the Underwriters in connection with the statements or omissions which resulted in such losses, expenses, liabilities, damages or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company, the Operating Partnership, the Selling Stockholders and the Underwriters shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company, the Operating Partnership or the Selling Stockholders, as applicable, bear to the underwriting discounts and commissions received by the Underwriters. The relative fault of the Company, of the Operating Partnership, of the Selling Stockholders and of the Underwriters shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company, by the Operating Partnership, by the Selling Stockholders or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any claim or action.

(e)	The Company, the Operating Partnership, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 11 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in subsection (d)(i) and, if applicable (ii), above. Notwithstanding the provisions of this Section 11, no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter and no Selling Stockholder shall be required to contribute any amount in excess of the gross sale price of the Shares sold by such Selling Stockholder pursuant to this Agreement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 11 are several in proportion to their respective underwriting commitments and not joint.

(f)	The Company and the Operating Partnership, jointly and severally, agree to indemnify, defend and hold harmless each Underwriter and any person who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the respective directors, officers, employees and agents of each Underwriter (the “Directed Share Underwriter Entities”) from and against any loss, expense, liability, damage or claim (including, without limitation, any legal fees and other expenses incurred in connection with defending or investigating any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred) which, jointly or severally, any such Underwriter or controlling person may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability, damage or claim (i) arises out of, or is based upon, any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the approval of Company or the Operating Partnership for distribution to Directed Share Participants in connection with the Directed Share Program or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) arises out of, or is based upon, the failure of the Directed Share Participant to pay for and accept delivery of Directed Shares that the Directed Share Participant agreed to purchase or (iii) is otherwise related to the Directed Share Program; provided that the Company and the Operating Partnership shall not be liable under this clause (iii) related to, arising out of, or in connection with the Directed Share Program, other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith or gross negligence of the Directed Share Underwriter Entities. The Company or the Operating Partnership shall reimburse the Directed Share Underwriter Entities promptly upon demand for any legal or other expenses reasonably incurred by them in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred.

(g)

If any action is brought against any Directed Share Underwriter Entity in respect of which indemnity may be sought against the Company or the Operating Partnership pursuant to subsection (f) above, such Directed Share Underwriter Entity shall promptly notify the Company or the Operating Partnership, as applicable, in writing of the institution of such action, and the Company or the Operating Partnership, as applicable, shall assume the defense of such action, including the employment of counsel and payment of expenses; provided, however, that any failure or delay to so notify the Company or the Operating Partnership, as applicable, will not relieve the Company or the Operating Partnership, as applicable, of any obligation hereunder, except to the extent that its ability to defend is actually and materially impaired by such failure or delay. Such Directed Share Underwriter Entity shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Directed Share Underwriter Entity unless the employment of such counsel shall have been authorized in writing by the Company or the Operating Partnership, as applicable, in connection with the defense of such action, or the Company or the Operating Partnership, as applicable, shall not have employed counsel to have charge of the defense of such action within a reasonable time or such indemnified party or parties shall have reasonably concluded (based on the advice of counsel) that there may be defenses available to it or them which are different from or additional to those available to the Company or the Operating Partnership, as applicable, (in which case neither the Company or the Operating Partnership shall have the right to direct the defense of such action on behalf of the indemnified party or parties or the named parties in any such proceeding (including any impleaded parties included by the Company or the Operating Partnership and the indemnified person)) or representation by both parties by the same counsel would be inappropriate due to a conflict or potential differing interests between such parties or other conflict of interest for such counsel, in any of which events such fees and expenses shall be borne by the Company or the Operating Partnership, as applicable, and paid as incurred (it being understood, however, that neither the Company or the Operating Partnership shall be liable for the expenses of more than one separate firm of attorneys for the Directed Share Underwriter Entities in any one action or series of related actions in the same jurisdiction (other than local counsel in any such jurisdiction) representing the indemnified parties who are parties to such action). Anything in this paragraph to the contrary notwithstanding, neither the Company nor the Operating Partnership shall be liable for any settlement of any such claim or action effected without its consent.

(h)

If the indemnification provided for in this Section 11 is unavailable or insufficient to hold harmless a Directed Share Underwriter Entity under subsections (f) and (g) of this Section 11 in respect of any losses, expenses, liabilities, damages or claims referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such Directed Share Underwriter Entity as a result of such losses, expenses, liabilities, damages or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Operating Partnership and the Directed Share Underwriter Entities from the offering of the Directed Shares or (ii) if (but only if) the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, of the Operating Partnership, and of the Directed Share Underwriter Entities in connection with the statements or omissions which resulted in such losses, expenses, liabilities, damages or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company, the Operating Partnership and the Directed Share Underwriter Entities in connection with the offering of the Directed Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Directed Shares (before deducting expenses) and the total underwriting discounts and commissions received by the Directed Share Underwriter Entities for the Directed Shares, bear to the aggregate public offering price of the Directed Shares. The relative fault of the Company, of the Operating Partnership, of the Selling Stockholders and of the Underwriters shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company, by the Operating Partnership, by the Selling Stockholders or by the Directed Share Underwriter Entities and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any claim or action.

(i)	The Company, the Operating Partnership, and the Directed Share Underwriter Entities agree that it would not be just and equitable if contribution pursuant to subsection (h) above were determined by pro rata allocation (even if the Directed Share Underwriter Entities were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in subsection (h)(i) and, if applicable (h)(ii), above. Notwithstanding the provisions of subsection (h) above, no Directed Share Underwriter Entity shall be required to contribute any amount in excess of the amount by which the total price at which the Directed Shares distributed to the public were offered to the public exceeds the amount of any damages that such Directed Share Underwriter Entity has otherwise been required to pay. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in subsections (f) through (i) are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity. The indemnity and contribution provisions contained in subsections (f) through (i) shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Directed Share Underwriter Entity or the Company or the Operating Partnership, its officers or directors or any person controlling the Company or the Operating Partnership and (iii) acceptance of and payment for any of the Directed Shares.

12.	Survival:

The indemnity and contribution agreements contained in Section 11 and the covenants, warranties and representations of the Company, the Operating Partnership and the Selling Stockholders contained in Sections 3, 4, 5, 6 and 7 of this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, or any person who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the respective directors, officers, employees, affiliates and agents of each Underwriter or by or on behalf of the Company, its directors and officers, the Operating Partnership, its directors and officers, the Selling Stockholders or any person who controls the Company, the Operating Partnership or any Selling Stockholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the sale and delivery of the Shares. The Company, the Operating Partnership, each Selling Stockholder and each Underwriter agree promptly to notify the others of the commencement of any litigation or proceeding against it and, in the case of the Company or the Operating Partnership, against any of the Company’s or the Operating Partnership’s officers and directors, or the Underwriters and their officers and directors in connection with the sale and delivery of the Shares, or in connection with the Registration Statement or Prospectus.

13.	Duties:

Nothing in this Agreement shall be deemed to create a partnership, joint venture or agency relationship between the parties. The Underwriters undertake to perform such duties and obligations only as expressly set forth herein. Such duties and obligations of the Underwriters with respect to the Shares shall be determined solely by the express provisions of this Agreement, and the Underwriters shall not be liable except for the performance of such duties and obligations with respect to the Shares as are specifically set forth in this Agreement. Each of the Company, the Operating Partnership and the Selling Stockholders acknowledges and agrees that: (i) the purchase and sale of the Shares pursuant to this Agreement, including the determination of the public offering price of the Shares and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, the Operating Partnership and the Selling Stockholders, on the one hand, and the several Underwriters, on the other hand, and the Company, the Operating Partnership and the Selling Stockholders are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of the Company, the Operating Partnership, the Selling Stockholders or their respective affiliates, stockholders, creditors or employees or any other party; (iii) no Underwriter has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Company, the Operating Partnership or the Selling Stockholders with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company, the Operating Partnership or the Selling Stockholders on other matters); and (iv) the several Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, the Operating Partnership and the Selling Stockholders and that the several Underwriters have no obligation to disclose any of such interests. The Company, the Operating Partnership and each Selling Stockholder acknowledges that the Underwriters disclaim any implied duties (including any fiduciary duty), covenants or obligations arising from the Underwriters’ performance of the duties and obligations expressly set forth herein. The Company, the Operating Partnership and the Selling Stockholders hereby waive and release, to the fullest extent permitted by law, any claims that the Company, the Operating Partnership and the Selling Stockholders may have against the several Underwriters with respect to any breach or alleged breach of agency or fiduciary duty in connection with the offering of the Shares contemplated by this Agreement.

14.	Notices:

Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram and, if to the Underwriters, shall be sufficient in all respects if delivered to FBR Capital Markets & Co., 1001 19th Street North, Arlington, Virginia 22209, Attention: Syndicate Department; J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Attention: Equity Syndicate Desk, facsimile number: 212-648-8358; Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, Attention: General Counsel, facsimile number: 1-646-291-1469; and KeyBanc Capital Markets Inc., 127 Public Square, 4th Floor, Cleveland, Ohio 44114, Attention: Dave Gruber, facsimile number: 216-357-6698; if to the Company or to the Operating Partnership, shall be sufficient in all respects if delivered to the Company at the offices of the Company at 3100 West End Avenue, Suite 1000, Nashville, TN 37203 with a copy to Morrison & Foerster LLP 2000 Pennsylvania Ave. NW, Suite 6000, Washington, DC 20009, Attention: David Slotkin, facsimile number: (202) 887-0763; or if to a Selling Stockholder, c/o Sidley Austin LLP, One South Dearborn, Chicago, IL 60603, Attention: John Sabl, Esq., facsimile number: 312-853-7036).

15.	Governing Law; Headings:

THIS AGREEMENT AND ANY CLAIM, CONTROVERSY, OR DISPUTE RELATING OR ARISING OUT OF THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

16.	Parties at Interest:

The Agreement herein set forth has been and is made solely for the benefit of the Underwriters, the Company, the Operating Partnership, the Selling Stockholders and the controlling persons, directors, officers, employees, affiliates and agents referred to in Sections 11 and 12 hereof, and their respective successors, assigns, executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

17.	Counterparts and Facsimile Signatures:

This Agreement may be signed by the parties in counterparts which together shall constitute one and the same agreement among the parties. A facsimile signature shall constitute an original signature for all purposes.

If the foregoing correctly sets forth the understanding among the Company, the Operating Partnership, the Selling Stockholders and the Underwriters, please so indicate in the space provided below for the purpose, whereupon this Agreement shall constitute a binding agreement among the Company, the Operating Partnership, the Selling Stockholders and the Underwriters.

Very truly yours,
MEDEQUITIES REALTY TRUST, INC.
By:
Title:
MEDEQUITIES REALTY OPERATING PARTNERSHIP, LP
By: MedEquities OP GP, LLC, its sole general partner
By: MedEquities Realty Trust, Inc., its sole member
By:
Title:
SELLING STOCKHOLDERS LISTED ON
SCHEDULE I ATTACHED HERETO

By: [Insert Name of Attorney-in-Fact]

Attorney-in-Fact

Accepted and agreed to as
of the date first above written:
FBR CAPITAL MARKETS & CO.
By:
Title:
J.P. MORGAN SECURITIES LLC

By:
Title:
CITIGROUP GLOBAL MARKETS INC.

By:
Title:
KEYBANC CAPITAL MARKETS INC.

By:
Title:

Each for itself and as Representatives of the other Underwriters named on Schedule I hereto.

SCHEDULE I

Name of Party Selling Shares	Number of Initial Shares to be Sold	Number of Option Shares to be Sold
MEDEQUITIES REALTY TRUST, INC.
PINE RIVER CAPITAL MANAGEMENT L.P.	925,000
FALCON GLOBAL PARTNERS LLC	333
Total

SCHEDULE II

Underwriter	Number of Initial Shares to be Purchased
FBR Capital Markets & Co.
J.P. Morgan Securities, LLC
Citigroup Global Markets Inc.
KeyBanc Capital Markets Inc.
Raymond James & Associates, Inc.
RBC Capital Markets LLC
JMP Securities LLC
Fifth Third Securities, Inc.
Capital One Securities, Inc.
Total

SCHEDULE III

Issuer Free Writing Prospectuses